PAGE

As filed with the Securities and Exchange Commission on July 15, 1996
                                          Registration No. __________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-3

                        Registration Statement
                                 Under
                      the Securities Act of 1933

                         EDISON INTERNATIONAL
        (Exact name of registrant as specified in its charter)

          CALIFORNIA                           95-4137452
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                2244 Walnut Grove Avenue (P.O. Box 999)
                      Rosemead, California 91770
                           1-818-302-2222
         (Address, including zip code, and telephone number,
   including area code, of registrant's principal executive offices)

                          Kenneth S. Stewart
                2244 Walnut Grove Avenue (P.O. Box 800)
                      Rosemead, California 91770
                             1-818-302-6601

      (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                            _______________

  Approximate date of commencement of proposed sale to the public:
                             July 15, 1996
                           ________________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X
                   ---

                 CALCULATION OF REGISTRATION FEE TABLE

________________________________________________________________________________________________________
                                                   Proposed         Proposed
      Title of                                      maximum          maximum
     securities                    Amount          offering         aggregate         Amount of
        to be                       to be          price per        offering        registration
     registered                  registered         unit(1)           price            fee(2)
________________________________________________________________________________________________________
Common Stock, No Par Value  10,000,000 Shares       $17.00        $170,000,000       $58,620.69
________________________________________________________________________________________________________

(1) For the purpose of computing fee only. Calculated in accordance with Rule 457(c) upon the basis of the average of the high and low prices reported in the consolidated reporting system as of July 10, 1996.

(2) Pursuant to Rule 429 of the rules and regulations under the Securities Act, this registration statement contains a combined prospectus relating to the 10,000,000 shares of common stock registered hereby in addition to 661,993 shares of common stock being carried forward from a previously filed registration statement on Form S-3 (File No. 33-47389) for which a filing fee of $8,818.99 was paid.
PAGE

                        EDISON INTERNATIONAL


             Dividend Reinvestment and Stock Purchase Plan


                              10,661,993
                        Shares of Common Stock
                            (No Par Value)


    THE PRICE OF SHARES PURCHASED BY PARTICIPANTS THROUGH THE PLAN
      WILL BE BASED UPON THE AVERAGE PRICE PAID BY AN INDEPENDENT
         AGENT FOR SHARES PURCHASED IN THE OPEN MARKET OR, FOR
         SHARES PURCHASED DIRECTLY FROM EDISON INTERNATIONAL,
           UPON THE AVERAGE OF DAILY HIGH AND LOW PRICES FOR
            THE APPLICABLE DIVIDEND PAYMENT DATE.  SEE THE
                   ANSWER TO QUESTION NO. 17 HEREIN.


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
          THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE SECURITIES AND
              EXCHANGE COMMISSION OR ANY STATE SECURITIES
                  COMMISSION PASSED UPON THE ACCURACY
                  OR ADEQUACY OF THIS PROSPECTUS. ANY
                    REPRESENTATION TO THE CONTRARY
                        IS A CRIMINAL OFFENSE.


             The date of this Prospectus is July 15, 1996



PAGE

                        AVAILABLE INFORMATION
     Edison International is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Room 1300, New York, New York 10048 and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The common stock of Edison International is listed on the New York and Pacific Stock Exchanges. Reports, proxy statements and other information concerning Edison International may be inspected at the respective offices of these exchanges at 20 Broad Street, 7th Floor, New York, New York 10005; and 115 Sansome Street, Securities Qualifications, 2nd Floor, San Francisco, California 94104.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed with the Commission by Edison
International are incorporated by reference into this Prospectus:

     1.   Annual Report on Form 10-K for the year ended
          December 31, 1995.
     2.   Quarterly Report on Form 10-Q for the period ended March 31,
          1996.
     3. The "Description of Registrant's Securities to be Registered" on pages 4-5 of the Registration of Securities of Certain Successor Issuers on Form 8-B filed by SCEcorp, predecessor to Edison International, on May 20, 1988.

     All documents filed by Edison International pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Edison International hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference into the Prospectus other than exhibits to such documents, except exhibits that are specifically incorporated by reference into the information that the Prospectus incorporates. Written requests for such copies should be directed to:
Edison International c/o Southern California Edison Company, P.O. Box 800, Rosemead, California 91770, Attention: Corporate Governance. Telephone requests should be directed to 1-818-302-2662.
                                   2
PAGE

EDISON INTERNATIONAL                                   JOHN E. BRYSON
                                                Chairman of the Board
                                          and Chief Executive Officer

Dear Shareholder:

     This Prospectus describes Edison International's Dividend
Reinvestment and Stock Purchase Plan ("Plan"). You may find the Plan useful in your investment planning. Here are some of the features of the
Plan:

     o Dividends on your shares of Edison International common stock may be used automatically to buy additional shares of Edison International common stock;

     o You may reinvest all or part of the cash dividends on shares of Edison International common stock held by you;

     o You may make optional investments of $25 minimum per check to $10,000 maximum per month for the purchase of shares of Edison International common stock;

     o You may at any time request that some or all of your shares in the Plan be sold or issued to you;

     o Costs of purchasing Edison International common stock through the Plan, including broker's commissions, will be paid by Edison International;

     o You may avoid the need to safe-keep your certificate shares of Edison International common stock by having them held for you in the Plan;

     o Statements will be mailed regularly and will provide you with simplified recordkeeping.

     For information on how to join the Plan, refer to pages 6 and 7 of this Prospectus.

     PLEASE RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

     If you have any questions, please telephone Southern California Edison Company, the Plan's Administrator, at 1-800-347-8625 or address your questions in writing to Shareholder Services, P.O. Box 400, Rosemead, CA 91770.
                          Sincerely,




                          JOHN E. BRYSON


                                   3
PAGE

                         EDISON INTERNATIONAL
     Edison International (formerly SCEcorp), incorporated in 1987 under California law, is the holding company of Southern California Edison Company ("SCE"), a public utility primarily engaged in the business of supplying electrical energy in portions of central and southern California, and of certain other companies engaged in nonutility businesses. The mailing and principal executive office address of Edison International is 2244 Walnut Grove Avenue (P.O. Box 999), Rosemead, California 91770, and the telephone number is 1-818-302-2222.

     DESCRIPTION OF DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Plan offers a simple and convenient way for shareholders to reinvest their quarterly cash dividends in additional shares of Edison International common stock. You may participate in the Plan with respect to shares of Edison International common stock that are held of record by you. "Held of record by you" means that your name (or your name and another person's, in the case of joint ownership) appears on the stock certificate, rather than the shares being held in the name of your broker or bank. These shares are sometimes referred to in this Prospectus as your "record shares." In this Prospectus, reference is sometimes made to "Plan shares." These are shares that are purchased through the Plan and shares that SCE is safe-keeping for you. Plan shares are registered in the name of the Plan.

     You may direct Edison International to reinvest the dividends on all or part of your record shares. For shares held of record by your broker or other nominee, you must first have the shares transferred into your name before you can have the dividends on those shares reinvested through the Plan.

     You may make optional cash investments of amounts not less than $25 per check up to $10,000 maximum per month that will be used to purchase additional shares of Edison International common stock for your account.

     You may request that your record shares be transferred into your Plan account, in which case they will become Plan shares and we will safe-keep the certificates for you. The full amount of cash dividends on all your Plan shares will be reinvested automatically. You may also request that your Plan shares be transferred into your own name as the holder of record, in which case they will become record shares.

     The following questions and answers provide more detailed information about the Plan. A GLOSSARY CONTAINING DEFINITIONS OF TERMS USED IN THIS PROSPECTUS OR IN OTHER COMMUNICATIONS ABOUT THE PLAN MAY BE FOUND ON PAGE 15.




                                   4
PAGE

     All notices, inquiries and requests concerning the Plan should be directed to:

                         Shareholder Services
                             P.O. Box 400
                          Rosemead, CA 91770
                                  or
                     Call Toll-Free 1-800-347-8625
                  8:00 a.m. -- 4:00 p.m. Pacific Time


                              ENROLLMENT

1.   What is the purpose of the Plan?

     The Plan provides you the opportunity, as a holder of Edison
International common stock, to automatically reinvest all or part of your common stock dividends to purchase additional shares of Edison
International common stock. You may also make optional cash investments of amounts not less than $25 per check up to $10,000 maximum per month for the purchase of Edison International common stock.

     The Plan offers an easy way for you to increase your ownership of Edison International common stock. Once you are enrolled, your designated common stock dividends plus any optional investments will be used to purchase both whole and fractional shares of Edison International common stock.

2.   Who administers the Plan?

     SCE administers the Plan and is custodian of the Plan shares.

3.   What are the features of the Plan?

     o Dividends on your shares of Edison International common stock may be used automatically to buy additional shares of Edison International common stock;

     o You may reinvest all or part of the cash dividends on shares of Edison International common stock held by you;

     o You may make optional investments of $25 minimum per check to $10,000 maximum per month for the purchase of shares of Edison International common stock;


                                   5
PAGE

     o You may at any time request that some or all of your shares in the Plan be sold or issued to you;

     o Costs of purchasing Edison International common stock through the Plan, including broker's commissions, will be paid by Edison International;

     o You may avoid the need to safe-keep your certificate shares of Edison International common stock by having them held for you in the Plan;

     o Statements will be mailed regularly and will provide you with simplified recordkeeping.

4.   Who may participate in the Plan?

     Edison International's common stock shareholders of record may join the Plan as discussed below. If you own Edison International common stock but the shares are not held in your name (i.e., if your shares are held for you by a broker or bank nominee), you can request your broker or bank to transfer some or all of your shares to your name. At that time you may enroll in the Plan and reinvest the common stock dividends on those shares.

5.   Are there any special rules applicable to insiders?

     Under certain circumstances, the acquisition of shares through the Plan by directors or executive officers of Edison International and its subsidiaries, or by immediate family members or trusts of such directors and officers, may be subject to Section 16 of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder. Such persons should consult with their own legal advisers concerning potential liabilities and reporting obligations under Section 16.

6.   How do I enroll in the Plan?

     If you have shares of Edison International common stock held of record by you, you may join the Plan by signing an Authorization Form and returning it to SCE. An Authorization Form may be requested by calling 1-800-347-8625.

     If you do not have any shares of Edison International common stock held of record by you, you may join the Plan by acquiring at least one share registered in your name, and then signing and returning an Authorization Form. An Authorization Form will be automatically mailed to you once the share(s) are registered in your name. Purchases of stock cannot be made directly from Edison International or SCE.



                                   6
PAGE

     A shareholder of record who wants to participate in the Plan while continuing to receive full cash dividends on his/her common stock shares may join the Plan by making an optional cash investment of $25 minimum per check up to a maximum of $10,000, at the time the Authorization Form is completed.

     ALL record owners must sign the Authorization Form.

7.   What does the Authorization Form provide?

     The Authorization Form provides for purchases of Edison International common stock through the reinvestment of designated dividends on shares of common stock held of record in the names shown on the Authorization Form. The Authorization Form provides instructions to indicate how you wish to participate in the Plan. The options are:

     1. Full dividend reinvestment - You may request that all cash dividends on all shares of Edison International common stock held of record in your name and in the Plan be automatically reinvested to purchase additional shares of common stock.

     2. Partial dividend reinvestment - You may request that dividends on a specific number of your record shares be reinvested. Paid dividends will be mailed by check in the usual manner or may be electronically wired to your bank account by requesting a Direct Deposit enrollment from SCE.
Note:  Dividends on Plan shares must be fully reinvested.

     3. Reinvestment of Plan share dividends only - You may continue to receive full cash dividends on your record shares. Paid dividends will be mailed by check in the usual manner or may be electronically wired to your bank account by requesting a Direct Deposit enrollment from SCE. Dividends on Plan shares will be reinvested.

     You may change your reinvestment options by requesting a new
Authorization Form. Complete the form with your new reinvestment option, sign it and return it to SCE. Any change in options must be received before January 5, April 5, July 5, and October 5 (the normal dividend record dates).

8. When must the Authorization Form be received by SCE to begin reinvesting my dividends?

     Your Authorization Form must be received before the common stock dividend record dates which have been historically January 5, April 5, July 5, and October 5, to be included with the reinvestment of dividends scheduled to be paid at the end of those months. Those dividends will



                                   7
PAGE
then be used to buy Edison International common stock for your Plan account as soon as practicable but no later than 10 business days following the end of the month.

9. Can I send my stock certificates to SCE to be deposited in my Plan account?

     Yes. You may elect to have SCE safe-keep any common stock certificates. Upon receipt of the certificates, SCE will transfer the registration to SCE's agent's name and credit the shares to your Plan account. They will then become Plan shares. If you wish to do so, you should send your certificates, unendorsed, to SCE accompanied by a letter signed by all shareholders named on the face of the certificate.

10.  Can I reinvest only a portion of my dividends?

     Yes. You may designate for reinvestment the dividends on a specific amount of shares held by you. Please see Question 7 for additional information.

     If you dispose of a portion of your shares or if you acquire additional shares, the Plan will continue to reinvest the dividends on the specified number of your shares in accordance with your election on the Authorization Form, but not to exceed the total amount of your cash dividends. If you wish more information on this subject, please call 1-800-347-8625.

                         OPTIONAL INVESTMENTS

11.  How are optional cash investments made?

     Optional cash investments may be made by plan participants at any time. An initial optional cash investment of not less than $25 per check and not more than $10,000 in total can be made by enclosing a check or money order (payable in U.S. dollars) with the Authorization Form. Checks or money orders should be made payable to "Edison International DRP" and mailed to the address shown on page 4. To assist SCE in processing payments, please include your account number on your check. Purchases can be made only on a dollar basis, not for a specified number of shares.

12.  When will optional cash be invested?

     Optional cash will be invested once each month. Optional cash received by SCE by the 25th day of the month will be invested as soon as practicable but not later than 10 business days following the end of the month. NO INTEREST WILL BE PAID ON OPTIONAL CASH RECEIVED BY SCE AND HELD PENDING INVESTMENT.




                                   8
PAGE

     Upon request, a participant may have an optional cash investment returned if the request is received by SCE no later than the last business day of the month in which the optional cash investment was received.

     There is no obligation for participants to supplement dividend reinvestments with optional investments nor is there any obligation to continue such investments in succeeding months.

13.  Is there any limit on optional cash investments?

     Yes. The total of all optional cash investments in any one month may not be less than $25 per check, or exceed $10,000 for each account.

                            RETURNED CHECKS

     In the event that your check is returned unpaid to us by our bank and shares have not been purchased, your payment will be reversed, your check will be returned to you, and a $15.00 service charge will be incurred.
If shares have been purchased, a letter will be sent to you requesting "good funds" plus a $15.00 service charge. If these funds are not received within 30 days, your purchase will be reversed. However, your account will still be charged $15.00 for the returned check.

                              TERMINATION

14.  How is participation in the Plan terminated?

     To terminate participation in the Plan, you may notify SCE in writing or you may call 1-800-347-8625. The stub on your Plan account statement may be used for this purpose. A certificate for your full shares will be issued to you. Any fractional share will be paid in cash based on the closing price of Edison International common stock on the last trading day preceding the date your termination request is processed. SCE will use the closing market price on The New York Stock Exchange for this purpose.

     The disposal of all shares held of record in your name WILL NOT terminate your participation in the Plan. The Plan shares will continue to reinvest in accordance with your instructions unless you notify SCE to terminate your Plan participation.




                                   9
PAGE

                            SALE OF SHARES

15.  How may I sell my Plan shares?

     You may request that all or a portion of the shares of common stock credited to your Plan account be sold by furnishing SCE with written instructions, either by mail or telecopier (fax), signed by all registered holders. You may sell only whole shares, not fractional shares, if the sale is for less than all of the shares in your account. SCE cannot, however, sell any shares held of record by you unless the certificates are first deposited in the Plan.

     A check for the sale proceeds, less any brokerage commission, service charge, transfer tax (if any), and back-up withholding tax (if applicable) will be sent to you as soon as practicable, normally within ten business days, but not later than 30 days after receipt by SCE of the sale request. Such requests may be made at any time with the exception of the period between the common stock Ex-Dividend Date and the Reinvestment Date.

     When requests for sales have been received from more than one participant, SCE will aggregate the shares where possible and sell them through an independent agent (the "Agent"), in one or more transactions, allocating the net proceeds among such participants. Such participants may thereby benefit from any lower brokerage commissions applicable to larger volume sales.

     You should understand that the price of the Common Stock may go down as well as up between the date a request to sell is received and the date upon which the stock is sold. YOU DO NOT HAVE THE ABILITY TO ORDER THE SALE OF SHARES AT A SPECIFIED PRICE OR ON A PARTICULAR DATE.

     SCE and the Agent reserve the right not to sell shares at times when such sale may be contrary to securities laws or otherwise inadvisable.

                        ADMINISTRATION OF PLAN

16.  How are shares purchased under the Plan?

     As soon as practicable on or after the dividend payment date (or the last day of a month in the case of optional cash investments), the total amount of dividends to be reinvested and optional cash investments will be used for the purchase of Edison International common stock. The funds will be delivered to the Agent for the purchase of Edison International common stock on the open market. Edison International and SCE exercise no direct or indirect control over the prices or timing of purchases made by the Agent. If, in the discretion of its officers, Edison International elects to issue



                                  10
PAGE
additional new shares of common stock to the Plan, the Plan will purchase shares directly from Edison International.

17.  What will be the price of shares purchased under the Plan?

     The price of shares purchased on the open market will be the average price paid by the Agent for all shares purchased with reinvested dividends and/or optional cash investments each month.

     The price of new shares purchased by the Plan directly from Edison International will be the average of the daily high and low prices for Edison International common stock on the applicable dividend payment date (for reinvested dividends) or optional investment date, as the case may be, as reported in a newspaper of general circulation published in California for transactions on a composite or other available basis for securities listed on The New York Stock Exchange. If the applicable dividend payment date is a Saturday, Sunday, holiday, or day that The New York Stock Exchange is closed, then the price will be the average of the high and low sales prices for the nearest trading day before and the nearest trading day after the dividend payment date.

18.  How many shares will be purchased for a participant?

     Your Plan account will be credited with the number of shares, including fractions computed to four decimal places, equal to the amount you invested divided by the applicable purchase price.

19.  Are any fees or expenses incurred by participants in the Plan?

     All costs associated with the administration of the Plan and the purchase of stock will be paid by Edison International. Please see question 26 for the federal income tax consequences of participation in the Plan.

     Brokerage commissions, service charges, transfer tax (if any), and back-up withholding tax (if applicable) are charged to participants for shares sold from their Plan accounts at their request and will reduce the proceeds upon the sale of stock by the amount of such charges. SCE will combine the number of shares being presented for sale where possible, in an effort to minimize brokerage commissions.

20.  Will certificates be issued for shares purchased through the Plan?

     Normally, certificates for shares of common stock purchased through the Plan are not issued to you. However, you may request at any time an issuance of certificate(s) for any number of whole shares credited under the plan by writing or calling 1-800-347-8625. All remaining whole and fractional shares will continue to be credited to your Plan account. CERTIFICATES FOR




                                  11
PAGE

FRACTIONAL SHARES WILL NOT BE ISSUED. A CASH ADJUSTMENT FOR THE VALUE OF ANY FRACTIONAL SHARES WILL BE ISSUED.

21.  How often will statements be sent to participants?

     A statement of your account will be mailed to you in mid-February, May, August and November. In addition, a statement will be sent following any investment of optional cash.

22.  Should I keep these statements for future reference?

     Yes.  It is important that these statements be kept.


     These statements are your continuing record of the cost of your purchases and will be useful in calculating capital gains or losses if you should sell your stock. Each statement reflects the activity in your account for the year to date. THE LAST STATEMENT FOR EACH YEAR SHOULD BE RETAINED FOR INCOME TAX PURPOSES. If you do not keep or have lost your statements, please allow at least six weeks for their reproduction.

     You will also receive a year-end statement on Form 1099 DIV for tax reporting purposes as well as other communications normally sent to shareholders.

23. What happens if Edison International declares a stock split or issues a stock dividend?

     Shares distributed attributable to your Plan account will be added to the Plan account. Shares distributed attributable to shares held of record in your name will be mailed directly to you in the same manner as shareholders who do not participate in the Plan.

24.  What happens if Edison International has a rights offering?

     In the event of a rights offering applicable to Edison International common stock, SCE will promptly sell in the open market the rights attributable to your Plan shares. Proceeds, if any, from the sale of the rights will be used to purchase additional shares for your Plan account.

     If you are a shareholder of record, you will be notified by Edison International of a rights offering. If you desire to exercise a stock purchase right you should instruct SCE to issue your whole Plan shares to you prior to the record date for such rights offering.

25.  Can the Plan be used as a qualified IRA?

     The Plan is not a qualified IRA and should not be used as such.





                                  12
PAGE

26. What are the federal income tax consequences of participation in the Plan?

     Shareholders who participate in the Plan have the same federal income tax consequences as any other holder of Edison International common stock. For federal income tax purposes, you will be treated as having received a dividend on the dividend payment date even though that amount or part of that amount is applied to the purchase of additional shares.

     The value of any brokerage commissions paid by Edison International on shares purchased for your account will be reported as taxable income to you in accordance with federal tax laws.

     You will not realize any taxable income when certificates for shares credited to your account under the Plan are issued to you. You may however realize a gain or loss when shares (or a fraction of a share) are sold. The amount of any such gain or loss will be the difference between the amount which you receive for your shares (or fraction of a share) and their tax basis.

     The information relating to federal income taxes contained in this Prospectus does not purport to be complete. You are advised to consult your own tax adviser for further information with respect to the tax consequences of your participation in the Plan.

27.  How are income tax withholding provisions applied to shareholders?

     Any taxes required by the U.S. federal income tax laws to be withheld from dividends paid to a shareholder will be deducted from those dividends prior to reinvestment in additional shares.

28.  May I vote my Plan shares?

     You will receive one proxy covering both your record and Plan shares. That proxy will be voted in accordance with your instructions.

29.  Who interprets and regulates the Plan?

     Edison International reserves the sole right to interpret and regulate the Plan.

30.  May the Plan be terminated, suspended or modified?

     Edison International may, in its sole discretion and by written notice, terminate at any time your participation in the Plan. Edison International may for any reason terminate, suspend, or modify any provision of the Plan itself at any time by written notice mailed to all participants. Any such notices will be mailed to your resident address on Edison International's records.





                                  13
PAGE

31.  What are the responsibilities of Edison International and SCE?

     In acting under the terms and conditions of the Plan as described in this Prospectus, neither Edison International nor SCE will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising out of failure to terminate a Plan account upon death prior to receipt of notice by Edison International or SCE in writing of such death along with instructions to terminate. Neither Edison International, SCE nor the Agent will be liable with respect to the prices at which shares are purchased or sold for your Plan account, the times when such purchases or sales are made, or with respect to any fluctuation in the market value before or after purchases or sales of shares.

                                EXPERTS

     The financial statements and related schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             LEGAL OPINION

     The validity of the shares of common stock offered hereby has been passed upon for Edison International by Mr. Kenneth S. Stewart, Assistant General Counsel of Edison International and SCE.

     Mr. Stewart is a salaried employee of SCE and shares in the benefits accruing to such employees. As of March 31, 1996, Mr. Stewart had a direct or indirect interest in 20,386 shares of Edison International's common stock. These shares include those credited and conditionally credited to his accounts as of such date with the agent for the Plan and with the trustee of SCE's Stock Savings Plus Plan.

                            USE OF PROCEEDS

     In the event that shares of common stock are issued and sold to the Plan directly by Edison International, any net proceeds to Edison International will be used to make capital contributions to SCE and the nonutility subsidiaries of Edison International for the purpose of meeting the capital requirements of those subsidiary companies in their ongoing businesses, or will be used for other general corporate purposes.





                                  14
PAGE

                          ADDITIONAL MATTERS

     This prospectus omits certain information contained in the registration statement which Edison International has filed with the Commission under the Securities Act of 1933 and reference is made to that registration statement and exhibits thereto for further information with respect to Edison International and the shares offered hereby. The registration statement may be inspected without charge by anyone in the Public Reference Room of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of it may be obtained from the Commission upon payment of the fees prescribed by it.

     Pursuant to the California Corporations Code, Article Sixth of Edison International's Articles of Incorporation and Article VI of Edison International's Bylaws, directors, officers, employees and agents of Edison International may be indemnified by Edison International in certain circumstances against liabilities they incur while acting in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted under the above provisions to directors, officers or persons controlling Edison International, Edison International has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                               GLOSSARY

     The following words and phrases either appear in this Prospectus or may be used in communications from and with Edison International and SCE in connection with the Plan.

Allocated Units--The number of whole and fractional shares purchased for you through the Plan and credited to your Plan account.

Cash Adjustment--The money paid to a shareholder from the sale of a fractional share of stock upon termination from the Plan.

Certificate Shares--Shares of stock which are evidenced by a stock certificate registered in the name of the shareholder.

Cost Basis--The average, original cost of specific shares purchased by the shareholder.

Dividend Rate--The amount of cash paid quarterly by Edison International on each share of outstanding stock.

Insider--Directors, executive officers, beneficial owners of more than 10% of the outstanding common stock of Edison International and certain related parties. Insiders may be subject to special requirements under the federal securities laws.




                                  15
PAGE

Investment Period--The time period needed to buy common stock for Plan accounts each month (normally, no longer than 10 business days).

Optional Investment--Cash used for the purchase of shares over and above the purchase made with dividends. This investment of additional cash is by choice and is not a requirement.

Optional Payment--See "Optional Investment".

Plan Account--An account in which all whole and fractional shares, purchased through the Plan for a shareholder, are maintained. Those shares which SCE is safe-keeping for the shareholder are also maintained in this account. Shares in this account are registered in the name of the Plan.

Plan Dividend--The quarterly cash dividend which is paid to the shares maintained in the Plan account.

Plan Shares--All shares which are purchased through the Plan and shares which SCE is safekeeping. These shares are registered in the name of the Plan.

Record Account--An account in which all shares registered in the name of a shareholder are maintained.

Record Dividend--The quarterly cash dividend which is paid to the shares maintained in the Record account.

Record Shares--All certificate shares which are registered in the name of a shareholder.

Reinvestment Allocation Date--The date shares, which are purchased through the Plan, are credited to the shareholder's Plan account.

Rights Offering--An option granted to existing shareholders to purchase additional shares at a specified price for a given period of time.

Termination--The ending of a shareholder's participation in the Plan and the closing of the shareholder's Plan account.

Withdrawal--The removal of a portion of whole shares from the shareholder's Plan account.






                                  16
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
         TABLE OF CONTENTS

Available Information       2
Incorporation of Certain
  Documents by Reference    2
Edison International        4                            EDISON
Description of Dividend
  Reinvestment and                                    INTERNATIONAL
  Stock Purchase Plan       4
Enrollment                  5
Optional Investments        8
Returned Checks             9
Termination                 9
Sales of Shares             10
Administration of Plan      10
Experts                     14                  DIVIDEND REINVESTMENT AND
Legal Opinion               14                     STOCK PURCHASE PLAN
Use of Proceeds             14
Additional Matters          15                      ________________
Glossary                    15
                                                       PROSPECTUS

No person has been authorized to give any           ________________
information or to make any representation
not contained in this Prospectus and, if
given or made, such information or             YOUR COMPLETE UNDERSTANDING
representation must not be relied upon as    OF THE PLAN IS IMPORTANT TO US.
having been authorized by Edison               FOR ADDITIONAL INFORMATION
International.  This Prospectus is not an      OR ASSISTANCE, PLEASE CALL
offer to sell or a solicitation of an offer      SHAREHOLDER SERVICES AT
to buy any of the securities offered hereby          1-800-347-8625.
in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.
PAGE

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following is a statement of additional estimated expenses in connection with the issuance and distribution of the securities registered.

     1.  Registration Fee. . . . . . . . . . . . . . .    $58,620.69
     2.  Cost of Printing, Engraving and Freight . . .     14,451.00
     3.  Accounting Fees . . . . . . . . . . . . . . .      7,500.00
     4.  Miscellaneous . . . . . . . . . . . . . . . .            --

         Total . . . . . . . . . . . . . . . . . . . .    $80,571.69

Item 15.  Indemnification of Directors and Officers.

     See "Additional Matters" on page 15 of the Prospectus included herein. The registrant has directors' and officers' liability insurance policies presently in force insuring directors and officers of the registrant.

Item 16.  Exhibits.

Exhibit
Number                        Description
- ------                        -----------

  4.1       Restated Articles of Incorporation of Edison
            International (File No. 1-9936, Form 10-Q for
            the quarter ended March 31, 1996)*
  4.2       Bylaws of Edison International (File No. 1-9936,
            Form 10-K for the year ended December 31, 1995)*
  5         Opinion of Counsel
  23.1      Consent of Counsel
  23.2      Consent of Independent Public Accountants
  24.1      Power of Attorney (File No. 33-303913, Form S-8
            filed May 16, 1996)*
  24.2      Certified copy of Resolution of Board of Directors
            (File No. 33-303913, Form S-8 filed May 16, 1996)*
  27        Financial Data Schedule (File No. 1-9936,
            Form 10-Q for the quarter ended March 31, 1996)*

- --------------
* Incorporated by reference pursuant to Rule 411(c) under Securities Act of 1933.

Item 17.  Undertakings.

    (1)  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                  S-1
PAGE

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



































                                  S-2
PAGE

                              SIGNATURES

The Registrant

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 15th day of July, 1996.

                                   Edison International


                          By        Kenneth S. Stewart
                               -------------------------------------
                                    Kenneth S. Stewart
                                 Assistant General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                          Date
       ---------                      -----                          ----
Principal Executive Officer:
    John E. Bryson*           Chairman of the Board, Chief       July 15, 1996
                                Executive Officer and Director

Principal Financial Officer:
    Alan J. Fohrer*           Executive Vice President,          July 15, 1996
                                Treasurer and Chief Financial
                                Officer

Controller or Principal Accounting Officer:
    R. K. Bushey*             Vice President and Controller      July 15, 1996

Majority of Board of Directors:
    Howard P. Allen*          Director                           July 15, 1996
    Winston H. Chen*          Director                           July 15, 1996
    Stephen E. Frank*         Director                           July 15, 1996
    Camilla C. Frost*         Director                           July 15, 1996
    Joan C. Hanley*           Director                           July 15, 1996
    Carl F. Huntsinger*       Director                           July 15, 1996
    Charles D. Miller*        Director                           July 15, 1996
    Luis G. Nogales*          Director                           July 15, 1996
    Ronald L. Olson*          Director                           July 15, 1996
    J. J. Pinola*             Director                           July 15, 1996
    James M. Rosser*          Director                           July 15, 1996
    E. L. Shannon, Jr.*       Director                           July 15, 1996
    Robert H. Smith*          Director                           July 15, 1996
    Thomas C. Sutton*         Director                           July 15, 1996
    Daniel M. Tellep*         Director                           July 15, 1996
    James D. Watkins*         Director                           July 15, 1996
    Edward Zapanta*           Director                           July 15, 1996


*By        Kenneth S. Stewart
     -----------------------------------
 (Kenneth S. Stewart, Attorney-in-Fact)



                                  S-3